    As filed with the Securities and Exchange Commission on October 8, 1999

                                                 Registration no. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 FORM S-8
                            Registration Statement
                       Under the Securities Act of 1933

                       --------------------------------

                            BERENS INDUSTRIES, INC.
            (Exact name of Registrant as specified in its charter)

             NEVADA                                       87-05065948
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                   Identification Number)

 701 N. Post Oak Road, Suite 350                        Marc I. Berens
      Houston, Texas 77024                    701 N. Post Oak Road, Suite 350
         (713) 682-7400                              Houston, Texas 77024
(Address, including zip code, and                        (713) 682-7400
   telephone number, including               (Name, address, including zip code,
   area code, of registrant's                  and telephone number, including
   principal executive offices)                area code, of agent for service)


                    THOMAS C. PRITCHARD CONSULTING AGREEMENT
                MANFRED STERNBERG NON-QUALIFIED OPTION AGREEMENT
               STEPHANIE GUSTAFSON NON-QUALIFIED OPTION AGREEMENT
                   DEBRA TRITT NON-QUALIFIED OPTION AGREEMENT

                           (Full Title of the Plans)

                               _________________

                                 copy to:
                              Thomas C. Pritchard
                           Brewer & Pritchard, P.C.
                            1111 Bagby, 24th Floor
                             Houston, Texas 77002
                             Phone (713) 209-2950
                              Fax (713) 659-2430

                        CALCULATION OF REGISTRATION FEE

TITLE OF                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
SECURITIES TO BE                    AMOUNT BEING      OFFERING PRICE         AGGREGATE        REGISTRATION
REGISTERED                         REGISTERED(1)       PER SHARE(2)      OFFERING PRICE(2)         FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share.................     66,750               $2.625             $175,219             $49
-----------------------------------------------------------------------------------------------------------
   TOTAL                                                                                          $49
===========================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the high and low prices of the Common Stock as reported by the OTC Electronic Bulletin Board on October 7, 1999.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed by the company with the SEC are incorporated herein by reference:

       1. The company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, or, either (1) the company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the company's latest fiscal year for which such statements have been filed, or (2) the company's effective registration statement on Form 10-SB filed under the Exchange Act containing audited financial statements for the company's latest fiscal year;

       2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

       3. The description of the common stock that is contained in a registration statement or amendment thereto filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

       Not Applicable

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

       Brewer & Pritchard, P.C., counsel to the company, has passed upon the legality under the law of the State of Nevada, the state in which the company is incorporated, of the common stock of the company being offered hereby. Principals of Brewer & Pritchard, P.C. own 50,000 shares of the company's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada General Corporation Law allows the Company to indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of any corporation, partnership, joint venture, trust or other enterprise. The Company may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any amounts if it is later determined that the person was not entitled to be indemnified by the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Any restricted securities to be offered or resold pursuant to this registration statement were issued pursuant to an exemption under Section 4(2) of the Securities Act, as a non-public offering of securities.

ITEM 8.  EXHIBITS

       The following exhibits are filed as part of this registration statement:

EXHIBIT NO.        IDENTIFICATION OF EXHIBIT
-----------        -------------------------

  4.1(2)    -- Common Stock Specimen
  5.1(1)    -- Opinion Regarding Legality
  10.1(1)   -- Thomas C. Pritchard Consulting Agreement
  10.2(1)   -- Manfred Sternberg Non-Qualified Option Agreement
  10.3(1)   -- Stephanie Gustafson Non-Qualified Option Agreement
  10.4(1)   -- Debra Tritt Non-Qualified Option Agreement
  23.1(1)   -- Consent of Counsel (included in Exhibit 5.1)
  23.2(1)   -- Consent of Ham, Langston, & Brezina, independent public accountants
_____________________
(1)  Filed herewith.
(2)  Filed previously on registration statement Form 10-SB SEC File No.0-22711

ITEM 9.  UNDERTAKINGS

       (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                      Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to

                      Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of October, 1999.

                                BERENS INDUSTRIES, INC.


                                By      /s/ Marc I. Berens
                                  -------------------------------------------
                                  MARC I. BERENS, Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                        Title                  Date
---------                        -----                  ----


/s/ Marc I. Berens       Chief Executive Officer   October 1, 1999
-------------------      and Director
MARC I. BERENS



/s/ Yolana Berens        Director                  October 1, 1999
-------------------
YOLANA BERENS



/s/ William Ranshaw      Director                  October 1, 1999
--------------------
WILLIAM RANSHAW